                       SCHEDULE 14C INFORMATION STATEMENT
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:
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[_] Confidential, for use of the Commission only (as permitted by Rule
    14c-5(d)(21))
[X] Definitive Information Statement

                      Integrated Healthcare Holdings, Inc.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

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                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705

                       -----------------------------------
                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
                       -----------------------------------

March 17, 2009

         We are writing to advise you that Integrated Healthcare Holdings, Inc. (the "Company") intends to amend and restate its Articles of Incorporation in the form attached as Appendix A (the "Amended Articles") to increase the Company's authorized shares of Common Stock, $.001 par value per share, from 400,000,000 to 500,000,000 shares.

         This action was approved on January 20, 2009 by unanimous consent of our Board of Directors. In addition, stockholders holding a majority of our outstanding shares of Common Stock approved this action by written consent in lieu of a meeting on or about February 27, 2009, in accordance with the relevant sections of the Nevada Revised Statutes.

         This action will not be effective until we file the Amended Articles with the Nevada Secretary of State. We intend to file the Amended Articles approximately 20 days after this Information Statement is first mailed to our stockholders.

         Our primary purpose in increasing the number of authorized shares of Common Stock is to provide sufficient authorized shares to fulfill our obligations to issue Common Stock under equity instruments issued by the Company. We also wish to better position the Company to take advantage of possible future financing opportunities and other corporate purposes, as the Board of Directors determines in its discretion to be in the best interests of the Company.

         No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Act of 1934. This Information Statement is being mailed to you on or about March 17, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



                                        /s/ Kenneth K. Westbrook
                                        ------------------------------------
                                        Kenneth K. Westbrook
                                        Chief Executive Officer

                       INTEGRATED HEALTHCARE HOLDINGS, INC.

                       -----------------------------------
                              INFORMATION STATEMENT
                       -----------------------------------

                INFORMATION CONCERNING ACTION BY WRITTEN CONSENT

         This Information Statement is being mailed or furnished to the stockholders of Integrated Healthcare Holdings, Inc. (the "Company") in connection with the approval by the Company's Board of Directors on January 20, 2009 of the amendment and restatement of the Articles of Incorporation of the Company in the form attached as Appendix A (the "Amended Articles"), and the approval on or about February 27, 2009 of the Amended Articles by written consent of the holders of a majority of the outstanding shares of Common Stock of the Company. Accordingly, all necessary corporate approvals in connection with the approval of the Amended Articles have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended, of these corporate actions before they take effect.

         This Information Statement is first being mailed or furnished to the stockholders of record of the Company on or about February 27, 2009. The Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Nevada Revised Statutes require that, in order for us to amend our Articles of Incorporation, such amendment must be approved by our Board of Directors and approved by a majority or the outstanding shares entitled to vote thereon. The Nevada Revised Statutes also provide than any action which may be taken at a meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

         As of February 27, 2009, there were 195,307,262 shares of our Common Stock outstanding. Stockholders holding a total of 107,749,832 outstanding shares of Common Stock, constituting a majority of our outstanding shares entitled to vote, approved the Amended Articles. There will not be a meeting of stockholders and none is required under Nevada law because this action has been approved by written consent of the holders of a majority of outstanding shares.

         We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

INTERESTS IN CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer or associate of any director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the increase in number of shares of authorized Common Stock which is not shared by all other stockholders of the Company. Kali P. Chaudhuri, M.D., who beneficially owns 61.01% of our common stock and who voted in favor of the Amended Articles, has an interest in the proposed action due to his holdings of a warrant to acquire 54,256,982 shares. As explained under "PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION" below, the proposed action is necessary for the Company to fulfill its obligations to issue shares under all outstanding equity instruments, including such warrant.

EFFECTIVE DATE OF AMENDMENT

         The amendment and restatement of our Articles of Incorporation will become effective upon the filing, with the Nevada Secretary of State, of the Amended Articles, a copy of which is attached hereto as Appendix A. We intend to file the Amended Articles approximately 20 days after this Information Statement is first mailed to stockholders.

INFORMATION STATEMENT COSTS

         The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our capital stock.

DISSENTERS' RIGHTS

         The Nevada Revised Statutes do not provide for dissenters' right of appraisal in connection with an increase in the authorized shares of Common Stock.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

         The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of February 27, 2009 by:

         * each stockholder known to us to own beneficially more than 5% of our Common Stock;

         *        each of our directors and executive officers; and

         * all of our current directors and executive officers as a group.

         Except as otherwise noted below, the address of each person or entity listed on the table is 1301 North Tustin Avenue, Santa Ana, California 92705. The address of Dr. Kali Chaudhuri and William E. Thomas is 6800 Indiana Avenue, Suite 130, Riverside, CA 92506.

                                                      BENEFICIAL                PERCENTAGE
NAME                                                OWNERSHIP (1)              OF TOTAL (2)
---------------------------------------------------------------------       -------------------

DIRECTORS AND EXECUTIVE OFFICERS
Ajay G. Meka, M.D.                                           233,333  (3)           *
Maurice J. DeWald                                            350,000  (4)           *
Hon. C. Robert Jameson                                       116,666  (5)           *
Michael Metzler                                              116,666  (6)           *
J. Fernando Niebla                                           350,000  (7)           *
William E. Thomas                                          9,865,164  (8)         5.05%
Kenneth K. Westbrook                                         833,333  (9)           *
Steven R. Blake                                              175,000  (10)          *
Daniel J. Brothman                                         1,000,000  (11)          *
Jeremiah R. Kanaly                                           100,000  (12)          *
All current directors and executive
officers as a group (10 persons)                          13,140,162              6.73%

PRINCIPAL STOCKHOLDERS (OTHER THAN THOSE NAMED ABOVE)
Orange County Physicians Investment
Network, LLC                                              59,098,430              30.26%
Kali P. Chaudhuri, M.D.                                  152,258,316  (13)        61.01%
Healthcare Financial Management
& Acquisitions, Inc.                                     145,883,814  (14)        42.76%

* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible instruments that are exercisable or convertible currently or within 60 days of February 27, 2009 are deemed outstanding for computing the percentage of the person holding such option, warrant or convertible instrument, but are not deemed outstanding for computing the percentage of any other person. Except as reflected in the footnotes or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Percentages are based on 195,307,262 shares of Common Stock outstanding as of February 27, 2009, which does not include up to 15,866,271 shares of Common Stock which may be issued under the Company's 2006 Stock Incentive Plan.

(3) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009, pursuant to the Company's 2006 Stock Incentive Plan. Dr. Meka is a member of Orange County Physicians Investment Network, LLC ("OC-PIN") and disclaims beneficial ownership of shares held by OC-PIN except to the extent of his pecuniary interest therein.

(4) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(5) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(6) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(7) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(8) Consists of 9,748,498 issued and outstanding shares and a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(9) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(10) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(11) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(12) Consists of a portion of a stock option award approved by the Board of Directors which is exercisable within 60 days of February 27, 2009 pursuant to the Company's 2006 Stock Incentive Plan.

(13) Consists of 98,001,334 issued and outstanding shares plus 54,256,982 shares which may be acquired upon exercise of a warrant which expires in January 2010.

(14) Healthcare Financial Management & Acquisitions, Inc., which is affiliated with the Company's principal lender, Medical Capital Corporation, holds two warrants to acquire 31.09% and 4.95% of the outstanding shares of Common Stock of the Company.

CHANGE IN CONTROL

         On January 30, 2009, the Company entered into Amendment No. 1 to Securities Purchase Agreement (the "SPA Amendment"), by and among the Company, Kali P. Chaudhuri, M.D., and William E. Thomas, which amends the Securities Purchase Agreement by and among the parties dated July 18, 2008 (the "Original SPA"). Under the Original SPA, Dr. Chaudhuri had the right to invest up to $6,968,268 in the Company through the purchase of 63,347,891 shares of common stock at $0.11 per share. The purchase right expired on January 10, 2009. Under the SPA Amendment, Dr. Chaudhuri agreed to purchase immediately from the Company 33,333,333 shares of Company common stock (the "Additional Shares") at a purchase price of $0.03 per share, or an aggregate purchase price of $1,000,000. In consideration for Dr. Chaudhuri's entry into the SPA Amendment and payment to Company of $30,000, under the SPA Amendment the Company granted to Dr. Chaudhuri the right, in Dr. Chaudhuri's sole discretion (subject to Company having sufficient auth orized capital), to invest at any time and from time to time through January 30, 2010 up to the Maximum Investment Amount through the purchase of shares of Company's common stock at a purchase price of $0.11 per share (the "Purchase Right"). The "Maximum Investment Amount" is $5,968,268, except that until the Company increases its authorized capital to 500,0000,000 shares of common stock, only an aggregate of up to $4,468,268 of this amount may be invested under the Purchase Right.

         A change in control of the Company occurred as a result of the purchase of the Additional Shares by Dr. Chaudhuri using personal funds. Immediately following such purchase, Dr. Chaudhuri owned of record an aggregate of 98,001,334 shares of the Company's common stock, representing approximately 50.2% of its issued and outstanding common shares, and beneficially owned an aggregate of 152,258,316 shares, representing approximately 61.0% of the Company's issued and outstanding common shares (calculated in accordance with Rule 13d-3).

PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

         On January 20, 2009, our Board of Directors approved the amendment and restatement of the Articles of Incorporation of the Company in the form attached as Appendix A (the "Amended Articles") to increase the Company's authorized shares of Common Stock from 400,000,000 to 500,000,000 shares.

         On or about February 27, 2009, the Amended Articles were approved by written consent of the holders of a majority of the outstanding shares of Common Stock of the Company. Accordingly, all necessary corporate approvals in connection with the approval of the Amended Articles have been obtained.

         Our Board of Directors approved the increase in authorized shares of Common Stock to provide sufficient authorized shares to fulfill our obligations to issue shares under equity instruments previously issued by the Company to better position the Company to take advantage of possible future financing opportunities and other corporate purposes, as the Board of Directors determines in its discretion to be in the best interests of the Company.

         The Company currently has outstanding warrants and convertible notes which are exercisable or convertible for up to an aggregate of 204,102,757 shares of Common Stock. In addition, the Company has outstanding stock options to acquire an aggregate of 9,335,000 shares, and an aggregate of 7,031,271 shares remain eligible for issuance under the Company's 2006 Stock Incentive Plan (subject to annual increases as provided in the Plan). Therefore it is necessary to increase our authorized shares to be able to fulfill our commitments to issue all of these additional shares.

         The following table summarizes our outstanding instruments and equity plans under which we may be obligated to issue shares of Common Stock.

                           Common Stock Equivalents**
--------------------------------------------------------------------------------------
Outstanding shares of common stock                                        195,307,262

Outstanding warrants:
Healthcare Financial Management & Acquisitions, Inc. (HFMA)               145,883,814
Kali P. Chaudhuri, M.D.                                                    54,256,982

Outstanding options:
Stock options - employees and directors, granted or approved                9,335,000

Stock options - ungranted                                                   7,031,271
Additional warrants issuable to HFMA if ungranted options are granted       3,961,961

                                                                          -----------
Common stock equivalents                                                  415,776,290
                                                                          ===========

**Assumes all remaining shares eligible under the Company's stock option plan are issued

         Except as set forth in the above table, the Company has no plans, commitments, arrangements, understandings or agreements, either written or oral, regarding the issuance of Common Stock following the proposed increase of authorized shares to 500,000,000 shares described in this Information Statement.

         In addition, the Company wishes to be able to take advantage of possible future financing opportunities and other corporate purposes, as the Board of Directors determines in its discretion to be in the best interests of the Company. The additional shares could be used, among other things, for stock dividends, acquisitions of other companies, public or private financings to raise additional capital and stock-based employee benefit plans.

         Under the Amended Articles, the newly authorized shares would be unreserved and available for issuance by the Company without further stockholder action, except as required by current agreements executed by the Company and applicable laws and regulations. All of the additional shares resulting from the proposed increase in our authorized shares of Common Stock would be of the same class if and when they are issued, and holders would have the same rights and privileges as holders of shares of Common Stock presently issued and outstanding, including the same dividend, voting and liquidation rights.

         The holders of our Common Stock generally do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any additional shares in connection with a new issuance of capital stock of the Company in order to maintain their proportionate ownership of our Common Stock. Accordingly, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and equity ownership of current stockholders.

         The proposed increase in authorized number of shares of Common Stock could have an anti-takeover effect. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company because such shares could be issued to dilute the voting power of a person seeking control. For example, it may be possible for our Board of Directors to delay or impede a merger, tender offer, or proxy contest that it determines is not in the best interests of the Company and stockholders by causing such additional authorized shares to be issued to holders who might side with the board in opposing such a takeover or change in control. By potentially discouraging unsolicited takeover attempts, the proposed amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or under a merger proposal and may also have the effect of permitting our current management, including the current Board of Directors, to retain its position and resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

ADDITIONAL INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, at Room 1580, 100 F Street, NE, Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.


                                              By Order of the Board of Directors

                                              /s/ Kenneth K. Westbrook
                                              ----------------------------
                                              Kenneth K. Westbrook
                                              Chief Executive Officer

APPENDIX A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      INTEGRATED HEALTHCARE HOLDINGS, INC.

       I, the undersigned Secretary of Integrated Healthcare Holdings, Inc., a Nevada corporation, do hereby certify that:

       1. The Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

                                    ARTICLE I
                                NAME AND OFFICES

       Section 1. NAME. The name of the Corporation is Integrated Healthcare Holdings, Inc.

       Section 2. OFFICES. The Corporation may maintain offices for the transaction of any business at such places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders may be held outside the State of Nevada with the same effect as if held in the State of Nevada.

                                   ARTICLE II
                                     PURPOSE

       The Corporation is organized for the purpose of engaging in any lawful act or activity, within or outside of the State of Nevada, for which a corporation may be organized under the Nevada Revised Statutes other than the insurance, banking or trust company businesses.

                                   ARTICLE III
                                  CAPITAL STOCK

       Section 1. NUMBER. The aggregate number of shares which the Corporation shall have authorized is Five Hundred Million (500,000,000) shares of common stock with par value of $0.001 per share.

       Section 2. CLASSES AND SERIES OF STOCK. The shares of the Corporation are not to be divided into classes. The Corporation is not authorized to issue shares in series.

       Section 3. STATED CAPITAL. The sum of the amount of consideration received by the Corporation for all shares of the Corporation with par value of $0.001 that have been issued, except such part of the consideration therefor as may have been allocated to capital surplus in a manner permitted by law, shall be the stated capital of the Corporation at any particular time.

       Section 4. DIVIDENDS. The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of the unreserved and unrestricted earned surplus of the Corporation, dividends payable either in cash, in property, or in shares of the capital stock of the Corporation.

                                   ARTICLE IV
                         REGULATION OF INTERNAL AFFAIRS

       Section 1. MEETINGS OF STOCKHOLDERS. Meetings of the stockholders of the Corporation may be held in such place, either within or without the State of Nevada, as may be provided in the Bylaws. In the absence of any such provision, all meetings shall be held at the registered office of the Corporation.

       Section 2. MEETINGS OF DIRECTORS. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Nevada.

       Section 3. BYLAWS. The Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws, or to adopt new Bylaws, shall be vested in the Board of Directors, except that the Board of Directors may not alter, amend or repeal Bylaws provisions that are specifically authorized or approved by a vote of the stockholders of the Corporation. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the laws of Nevada or these Articles of Incorporation.

       Section 4. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other action between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors, shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of directors present, such interest of director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or any transaction which would otherwise be valid under the common and statutory law applicable thereto.

       Section 5. AMENDMENT TO ARTICLE OF INCORPORATION. The Corporation reserves the right from time to time to amend, alter, or repeal, or to add any provision to its Articles of Incorporation in the manner prescribed by the laws of Nevada.

       Section 6. COMPENSATION OF DIRECTORS. The Board of Directors is authorized to make provision for reasonable compensation to its members when their services as directors and to fix the basis and conditions upon which this compensation shall be made. Any director may also serve in the Corporation in any capacity and receive compensation therefor in any form.

       Section 7. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be as set forth in the By Laws. Subject to this limitation, the number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

                                    ARTICLE V
                                 INDEMNIFICATION

       Section 1. ELIMINATION OF LIABILITY. To the maximum extent permitted under the Nevada Revised Statutes, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages arising as a result of any act or failure to act in his capacity as a director or officer of the Corporation.

       Section 2. MANDATORY INDEMNIFICATION. The Corporation shall, to the maximum extent and in the manner permitted by Nevada law, indemnify each of its directors and officers against expenses (including attorneys fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this paragraph, a director or officer of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

       Section 3. INDEMNIFICATION; MANDATORY PAYMENT OF EXPENSES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon and subject to the receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

       Section 4. EFFECT OF AMENDMENT OR REPEAL. Any amendment to or repeal of any of the provisions in this Article V shall only be prospective and shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

                                    * * * * *

       2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

       3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of stockholders in accordance with sections
78.390 and 78.403 of the Nevada Revised Statutes. The total number of outstanding shares of Common Stock of the Corporation is ________________, of which ______________ shares were voted in favor of the Amended and Restated Articles of Incorporation. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required under applicable law and the Articles of Incorporation in effect at the time of this amendment was more than fifty percent (50%) of the outstanding shares of Common Stock.

       EXECUTED this ____ day of ______________, 2009.





                                           ------------------------------

                                           Name: ________________________

                                           Title: Secretary